Exhibit 23.3

Consent of Independent Auditor

We consent to the inclusion of our report dated February 18, 2015, on our audits of the consolidated financial statements of Digital Cinema Implementation Partners, LLC and Subsidiaries as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014 in this registration statement on Form S-4.  We also consent to the reference to our firm under the caption “Experts.”

/s/ CohnReznick LLP
Roseland, New Jersey
June 17, 2015